3: Report of Purchase of Securities Pursuant to Rule 10f-3

Report of Purchase of Securities Pursuant to Rule 10f-3

Accessor Funds, Inc.

Accessor Small to Mid Cap Fund

Quarter Ended December 31, 2001

  Issuer: Prudential Financial
  Date of Purchase: Trade Date: 12/12/01 Settlement Date: 12/18/01
  Shares: 18,178
  Purchase Price: $27.50
  Concession: $0.74
  Underwriter from whom purchased: Goldman Sachs/Prudential
  Affiliated Underwriter participating in the syndicate: Williams Capital Group
  Members of the underwriting syndicate: See the attached Exihibit A

The requirements of Rule 10f-3 as set forth in the "Procedures Pursuant to Rule 10f-3" in the Accessor Funds, Inc. Compliance and Procedures Manual have been met with respect to purchase identified above.

/s/ Nicole Giambro

Nicole Giambro

Associate

SSgA Compliance and Risk Management

/s/ Karen Clark

Karen Clark

Principal

SSgA Compliance and Risk Management

Exhibit A

Members of the underwriting syndiacte:

Goldman Sachs / Prudential

Credit Suisse First Boston

Deutsche Banc

Lehman Brothers

Merrill Lynch

Morgan Stanley

Salomon Smith Barney

Williams Capital Group

Bank of America Securities LLC

Bear Sterns

Blaylock

Wachovia

Ramirez

UBS